EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dycom Industries, Inc. on Form S-8 of our report dated August 26, 2002, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 27, 2002.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

West Palm Beach, Florida
November 25, 2002